EXHIBIT D-14


               ONE SOUTH PINCKNEY STREET          OFFICES IN:
               P.O. BOX 1806                      MILWAUKEE, WISCONSIN
               MADISON, WI 53701-1806             MANITOWOC, WISCONSIN
               FAX (608) 283-2275                 CHICAGO, ILLINOIS
               TELEPHONE (608) 257-3501           (MICHAEL BEST & FRIEDRICH LLC)

                                                  MEMBER: LEX MUNDI,
                                                  A GLOBAL NETWORK OF MORE THAN
                                                  150 INDEPENDENT FIRMS


                                        October 17, 2000


Ms. Lynda Dorr                                                   HAND-DELIVERED
Secretary                                                        --------------
Public Service Commission of Wisconsin
610 North Whitney Way
Madison, WI  53705

               Re:  DOCKET NO. 05-AE-102
                    Supplement to the Omnibus Affiliated-Interest Application

Dear Ms. Dorr:

     On October 3, 2000, American Transmission Company LLC ("ATC LLC"), ATC Management Inc. ("CM"), Wisconsin Electric Power Company ("WEPCO"), Wisconsin Public Power, Inc. ("WPPI"), Wisconsin Power and Light Company ("WPL"), Wisconsin Public Service Corporation ("WPS"), and Madison Gas and Electric Company ("MGE"), (hereafter referred to as "Co-Applicants") submitted to the Wisconsin Public Service Commission ("Commission") an OMNIBUS APPLICATION FOR THE APPROVAL OF NUMEROUS AFFILIATED INTEREST AGREEMENTS BETWEEN AMERICAN TRANSMISSION COMPANY LLC, ATC MANAGEMENT INC., AND MEMBER UTILITIES ("OMNIBUS APPLICATION").

     Though the Omnibus Application was formally submitted under Docket No. 05-AE-102 (Application for Approval of Operation and Maintenance Agreements), it has been or will be incorporated by reference into the following eight dockets:

     05-AE-103
          Application for Approval of Transitional Services Agreements

     05-AE-104
          Application for Approval of the Forming-Party Agreement Regarding System Operating Procedures

     05-AE-105
          Application for Approval of numerous Affiliated-Interest Agreements Subject to FERC Jurisdiction

     05-AE-
           -----
          Application for Approval of Attachment Agreements

                                                                  Ms. Lynda Dorr
                                                                October 17, 2000
                                                                          Page 2


     137-AE-100
          Application for Approval of Affiliated-Interest Agreements between American Transmission Company LLC and Edison Sault Electric Company.

     137-AE-101
          Application for Approval of Affiliated-Interest Agreements between American Transmission Company LLC and Alliant Energy Corporation.

     137-AE-102
          Application for Approval of Affiliated-Interest Agreements between American Transmission Company LLC and South Beloit Gas, Water and Electric Company.

     137-AE-
            ----
          Application for Approval of Affiliated-Interest Agreements between ATC LLC and Alliant Energy Corporate Services, Inc.

This letter supplements the Omnibus Application for all of these dockets.

     In the Omnibus Application, Co-Applicants suggested that two separate pole attachment agreements would be submitted to the Commission for approval, one relating to third-party attachments and the other to Contributing-Utility attachments; the former was identified as Docket No. 05-AE-104. (Omnibus Application, pp. 3, 10, and 21). Co-Applicants have decided to address both third-party and Contributing-Utility attachments in a single agreement that has not yet been assigned a docket number but will have a Tab Number of X-3. (Docket No. 05-AE-104 was assigned to the Forming Party Agreement Regarding System Operating Procedures.)

     Similarly, though two separate agreements were proposed in Docket No.
137-AE-    for the Stoughton Operations Center and the maintenance of WPL's 34.5
       ---
kV lines, Co-Applicants have also decided to combine them into one agreement. (Omnibus Application, p. 10, 11, and 22.) Specifically, the Agreement over ATC LLC's Management of WPL's 30-40 miles of 34.5 kV line between ATC LLC and AECS has been consolidated into the Operating Agreement between ATC LLC and Alliant Energy Services, Inc.

     Lastly, Co-Applicants have revised the Index to the Appendix to reflect the completion of all nine dockets. (The Attachment Agreement and the Alliant Energy Corporate Services, Inc. - ATC LLC Lease for Space in the Stoughton SOC will be submitted to the Commission shortly and, therefore, have been marked as "filed.") This revised Index is attached hereto.

                                                                  Ms. Lynda Dorr
                                                                October 17, 2000
                                                                          Page 3


     Copies of this Supplement to the Omnibus Application shall be provided via mail to all persons who attended the procedural conference in this matter on August 1, 2000 and who provided mailing addresses on the sign-in sheet circulated there.

                                        Sincerely,



-------------------------------------   ---------------------------------------
David J. Hanson                         Lee Cullen
Lauren L. Azar                          Cullen, Weston, Pines & Bach
Jordan J. Hemaidan                      Attorneys for Madison Gas & Electric
Christopher C. Mohrman                  Company
MICHAEL BEST & FRIEDRICH LLP
Attorneys for American Transmission
Company LLC and ATC Management Inc.



-------------------------------------   ---------------------------------------
Robert H. Diaz                          Ritchie Sturgeon
Quarles & Brady LLP                     Wisconsin Power & Light Company
Attorneys for Wisconsin Electric Power
Company



-------------------------------------   ---------------------------------------
Michael G. Stuart                       Bradley D. Jackson
Wisconsin Public Power Inc.             Foley & Lardner
                                        Attorneys for Wisconsin Public Service
                                        Corporation



-------------------------------------   ---------------------------------------
Walter T. Woelfle
Vice President Legal and Secretary
ATC Management Inc. on behalf of
American Transmission


Enclosure